UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

flexSCAN, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-09283	88-0299716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27201 Puerta Real, Suite 350, Mission Viejo, CA	92691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 609-1966

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 19, 2006, the Board of Directors of flexSCAN, Inc. (the "Company"), elected Jonathan C. Javitt, MD, MPH, as a director of the Company to fill a vacancy on the Board of Directors. Dr. Javitt will serve on the Board of Directors for a term to run until the next election of directors by the Company's shareholders. Dr. Javitt will also serve as the Company’s Chief Science Officer.

Dr. Javitt, a Senior Fellow of the Potomac Institute for Policy Studies, currently serves as a founder and chief scientific officer of Active Health Management, a subsidiary of Aetna, Inc. Dr. Javitt previously served as a director of Quality Systems, Inc. and was a founder of health information technology companies that have become part of Siemens AG, United Health Group, Inc. and Aetna , Inc.

Item 7.01  Regulation FD Disclosure

On October 19, 2006, the Company issued a press release announcing the election of Dr. Javitt as a director of the Company, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
99.1	Press release issued by flexSCAN, Inc., dated as of October 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 flexSCAN, Inc.

October 19, 2006	By:	/s/ Thomas Banks
Thomas Banks
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by flexSCAN, Inc., dated as of October 19, 2006.